Exhibit 10.21

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Deed Of Debt Forgiveness

This Debt Forgiveness Agreement (“Agreement”), entered into effective September 30th, 2024, by and between:

Ealixir Hispania S.L., a company incorporated under Spanish law, tax identification number [*****], with headquarters in Spain, 08007 Barcelona, Rambla Catalunya 62, hereinafter referred to as “the Client” and

Enea Angelo Trevisan. resident in [*****], “the Supplier”;

1-	Background

A - The Client owes a Debt to the Supplier.in the amount of Euro 100.595,00 at the date of this Agreement, formed by invoices for Euro 95.700,00 and loans for Euro 4.900,00.

B - The Supplier, in order to pursue the mutual interest of the partnership with the Client, has determined to forgive the Debt mentioned above in its entirety under the terms of this Deed.

C - The Supplier has also determined to forgive the Future Debt that will eventually arise from his partnership with the Client until October 31, 2024.

2-	Dictionary

Unless there is a contrary intention, in this Deed these terms mean:

“Debt” : any amount due by the Client to the Supplier that remains unpaid at the date of this Deed.

“Future Debt”: any amount that will eventually arise from the partnership between the Client and the Supplier until October 31, 2024.

3-	Forgiveness of Debt

With effect on and from the date of this Deed, or an earlier date if any minutes state otherwise, it is agreed that the Supplier releases the Client from all its obligations relating to “Debt” and “Future Debt”.

4-	Litigation

The parties hereby declare that there are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

Executed as a Deed this day of September the 30th, 2024

/s/ Authorized Signatory	/s/ Enea Angelo Trevisan
Authorized Signatory	Enea Angelo Trevisan
Legal Representative Ealixir Hispania S.L.
Rambla Catalunya, 62
08007, Barcelona